SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):

                          June 22, 1998


                    MICRON ELECTRONICS, INC.
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     (Exact name of registrant as specified in its charter)

                            Minnesota
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         (State or other jurisdiction of incorporation)

           0-17932                         41-1404301
     --------------------            ----------------------
     (Commission File No)                (IRS Employer
                                     Identification Number)



                       900 E. Karcher Road
                      Nampa, Idaho   83687
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            (Address of principal executive offices)


                         (208) 898-3434
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      (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

     See the following press release, dated June 22, 1998, announcing certain changes in the officers of the Company:

    Joel Kocher Elected Micron Electronics CEO and Chairman;
                         Daltoso Retires

June 22, 1998, Nampa, Idaho Micron Electronics, Inc. (Nasdaq:
MUEI), announced today that its Board of Directors has elected Joel
J. Kocher to the position of chief executive officer and chairman of the board. Kocher, 42, Micron's president and chief operating officer since January, succeeds Joseph M. Daltoso, 36, who will provide consulting services to the company for an indefinite period of time to ensure a smooth transition.

"Joel's experience in the PC industry, and particularly his deep understanding of the direct model, has already proven vital to re-establishing Micron's competitiveness. In a very short period of time as president and COO, he's made a great impact on the company," said Daltoso. "Consistent with our plans from the time Joel joined Micron, Joel is the clear choice to lead Micron Electronics in our next phase of growth." Kocher will continue to serve as president for the company in addition to his new role as CEO and chairman.

"Under Joe's leadership, Micron grew to a $2 billion company and the number three direct vendor recognized for its superior products and service," said Steve Appleton, member of the board of directors of Micron Electronics, Inc. and chairman of Micron Technology, Inc. "On behalf of the employees of Micron Technology and Micron Electronics, as well as both boards, I would like to recognize Joe's 13 years of outstanding service to our companies and extend our sincere appreciation and gratitude. We wish him the very best in retirement."

Kocher has nearly twenty years of experience in the PC industry.
From 1987 to 1994, he worked for Dell Computer in a number of senior management roles, last serving as the president of worldwide marketing, sales and service. He played a key role in both architecting and managing Dell's growth from $100 million in sales in 1987 to more than $3.6 billion by late 1994. Kocher is credited with building
Dell's successful direct sales and marketing engine as well as focusing the company on the corporate market. Kocher was most recently president and COO of Power Computing, the first and largest manufacturer of Macintosh OS compatible systems.

Daltoso served as chairman and chief executive officer of Micron Electronics, Inc., since its inception in April 1995. Under his leadership, Micron Electronics grew to become the third largest provider of PC systems in the U.S. direct sales channel and the ninth largest in the U.S. overall.

Micron Electronics, Inc. (Nasdaq: MUEI), a recognized industry leader and direct vendor known for its award-winning products and services, develops, manufactures and markets high-performance, competitively priced computing solutions to consumers, small businesses, commercial and public sector buyers. Its superior customer service and toll-free technical support is available to customers 24 hours a day, seven days a week. Micron offers value and convenience through direct sales via the Internet
(www.micronpc.com), by phone (1-800-249-1179) or by fax (208-893-
7240). SpecTek, a division of Micron Electronics, Inc., processes and markets various grades of DRAM products under the SpecTek brand name. Micron Electronics, Inc. is majority owned by Micron Technology, Inc.

Certain forward-looking statements contained in this press release, including the statement regarding the officer transition, are being provided in reliance upon the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are based on current management expectations. Factors that could cause actual results to differ from results discussed in the forward-looking statements include, but are not limited to, the following:
general economic conditions, competition, overall product demand and shifts in demand, changes in technology, and other risks disclosed in the Company's filings with the Securities and Exchange Commission.

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                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MICRON ELECTRONICS, INC.




Date: June 23, 1998           By /s/ T. Erik Oaas
                                --------------------------------------
                                 T. Erik Oaas
                                 Executive Vice President, Finance and
                                 Chief Financial Officer